FIRST AMENDMENT TO ADVERTISING AGREEMENT

BETWEEN

BENNETT COLEMAN AND COMPANY LIMITED

AND

YATRA ONLINE LIMITED

INDIA NON JUDICIAL

Government of National Capital Territory of Delhi

e-Stamp

Certificate No.	:	**IN-DL22482483593208X**
Certificate Issued Date	:	22-Jul-2025 03:18 PM
Account Reference	:	IMPACC (IV)/ dl886703/ DELHI/ DL-ESD
Unique Doc. Reference	:	SUBIN-DLDL88670379794354133817X
Purchased by	:	BCCL
Description of Document	:	Article 5 General Agreement
Property Description	:	Not Applicable
Consideration Price (Rs.)	:	0 (Zero)
First Party	:	BCCL
Second Party	:	Not Applicable
Stamp Duty Paid By	:	BCCL
Stamp Duty Amount(Rs.)	:	50 (Fifty only)

Please write or type below this line

This first amendment agreement (**"1st Amendment Agreement"**) is executed in New Delhi, on this 25th day of August, 2025, by and between:

(2)

BENNETT, COLEMAN AND COMPANY LIMITED, a company under the Companies Act, 2013, with its registered office at The Times of India Building Dr. D.N. Road, Mumbai 400 001 and having its corporate office at Times House, 7, Bahadur Shah Zafar Marg, New Delhi, 110103, Corporate Identity Number U22120MH1913PLC000391, Permanent Account Number AAACB4373Q (hereinafter referred to as "**BCCL**", which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors and assigns) of the **FIRST PART;**

AND

YATRA ONLINE LIMITED, a company under the Companies Act, 2013, with its registered office at B2/101, 1st Floor, 2nd Floor, Marathon Innova, Marathon Nextgen Complex, Lower Parel (West), Mumbai-400013, Maharashtra, India and corporate office at Gulf Adiba, 4th Floor, Plot No. 272, Phase II, Udyog Vihar, Sector 20, Gurugram-122008, Haryana, Corporate Identity Number L63040MH2005PLC158404, Permanent Account Number AAACY2602D (hereinafter referred to as "**the Company**", which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors and permitted assigns) of the **SECOND PART**;

(BCCL and the Company are individually referred to as a **"Party"** and collectively referred to as the **"Parties"**.)

WHEREAS:

A. On January 11, 2019, BCCL and the Company (earlier known as Yatra Online Private Limited) executed an advertising agreement hereinafter referred to as the "**Ad Agreement**").

B. The Company had utilized the Down Payment over a period of time and as of January 18, 2024, the unutilised Down Payment (as defined in the Ad Agreement) was Rs. 12,93,98,260 (Rupees Twelve Crore Ninety Three Lakh Ninety Eight Thousand and Two Hundred Sixty only) ("**Unutilised Down Payment**").

C. Now, the Parties have agreed to amend the terms of the Ad Agreement as per this 1st Amendment Agreement, which shall be considered to come into effect as of January 18, 2024.

NOW THIS 1ST AMENDMENT AGREEMENT WITNESSETH AND IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES AS FOLLOWS:

Definitions

This 1st Amendment Agreement relates to the Ad Agreement and except as provided in this 1st Amendment Agreement, all terms capitalised in this 1st Amendment Agreement that are not otherwise defined herein shall have the respective meanings ascribed to such terms in the Ad Agreement.

ARTICLE 2

Amendments

The Parties agree that, notwithstanding anything to the contrary contained in the Ad Agreement:

2.1 Article 1.1 (e), Article 1.1 (k) and Article 1.1 (l) shall be omitted.

2.2 Article 1.1(i) shall be replaced by the following:

"**Non-Print Medium/Media** shall mean all or any of the following:

(1)________ (2)________

	Mediawire media, owned and/or operated by mediawire division;
	TIL Media; and

2.3 Article 1.1(j) shall be replaced by:

(a) **Non BCCL Print Medium/Media** shall mean:

(A)	(i) Daily Newspaper Vijay Karnataka and its supplements; (ii) Weekly Newspaper Mumbai Mirror and its supplements; (iii) Daily Newspaper Bangalore Mirror and its supplements; and (iv) Weekly Newspaper Bodhi Vruksha and its supplements owned and/or operated by Metropolitan Media Company Limited; and
(B)	Medianet initiatives owned and/or operated by OMS division of Times Internet Limited;

2.4 A new Article 1.1(n) shall be added to read as follows:

"TIL Media" shall mean all current and future media properties, owned or managed by or through Times Internet Limited (**"TIL"**), including all Internet portals owned or operated by TIL (including timesjobs.com), but not including Times Mobile/SMS (short message service), Medianet initiatives or any other media offered through the OMS division of TIL;

2.5 The Term (as defined in the Ad Agreement) shall stand extended up to January 17, 2030, unless terminated earlier by the Parties in accordance with the provisions of the Ad Agreement.

2.6 Article 2.4 shall be replaced by the following:

"The Company hereby agrees to place advertisements of the value of Rs. 23,03,24,016 (Rupees Twenty Three Crore Three Lakh Twenty Four Thousand and Sixteen only), net of agency commission in the Media (the "**Total Commitment**"), during the Term. The Total Commitment has been calculated as set out in Annexure 1 herein. Out of this Total Commitment, advertisements worth Rs. 10,09,25,756 (Rupees Ten Crore Nine Lakh Twenty Five Thousand Seven Hundred Fifty Six) have already been placed by the Company by January 17, 2024".

2.7 Article 2.9 shall be replaced by a new Article 2.9 as follows:

100% (One hundred percent) of the value of the advertisement placed/released in relevant Media pursuant to the Ad Agreement, since January 18, 2024, shall be adjusted out of the Unutilised Down Payment and Company shall not be required to make any payment whatsoever in this respect to BCCL while consummating the advertisements/media pursuant to the Ad Agreement, other than if applicable goods and services tax rates are increased or any statutory/regulatory payments are required under applicable law.

2.8 Article 6.1.1 shall be replaced by a new Article 6.1.1 as follows:

Any notice or other communication required to be sent under this Agreement shall be sent or delivered to the receiving party at the postal address and email set forth below, or at such other address as the Parties may be from time to time designate in writing:

(1)________ (2)________

Any notice or other communication required to be sent under this Agreement shall be sent or delivered to the receiving party at the postal address and email set forth below, or at such other address as the Parties may be from time to time designate in writing:

If to BCCL:	Bennett Coleman and Company Limited,
Address:	Times House, 7, Bahadurshah Zafar Marg New Delhi 110103
Attention:	Director-Corporate legal
Email:	corporatelegalnotices@timesofindia.com
If to the Company:	Yatra Online Limited
Address:	Gulf Adiba, Plot No. 272, 4th Floor, Udyog Vihar, Sector-20, Gurugram- 122008, Haryana
Attention:	() Anuj Kumar Sethi- CFO
Email:	anuj.sethi@yatra.com With a copy to: legal@yatra.com

ARTICLE 3

Representations and Warranties

Each Party hereby represents and warrants to the other Party that it has all necessary power authority and approvals to execute and deliver this 1st Amendment Agreement and to perform all of its obligations arising or created hereunder. The execution, delivery and performance of this 1st Amendment Agreement have been duly authorized after taking all required corporate action.

ARTICLE 4

Conflict

The terms of this 1st Amendment Agreement shall be read with and in conjunction with the terms of the Ad Agreement. In case of any conflict between the terms of the Ad Agreement and this 1st Amendment Agreement, the terms of this 1st Amendment Agreement shall prevail over the terms of the Ad Agreement, to the extent of such conflict.

ARTICLE 5

Miscellaneous

5.1 Except as modified through this 1st Amendment Agreement, all the provisions of the Ad Agreement shall continue to be in full force and effect and continue to be valid and binding upon the Parties.

5.2 On and from the execution date of this 1st Amendment Agreement, each reference to the Ad Agreement contained in any document delivered under or pursuant to or otherwise referencing the Ad Agreement shall be construed as a reference to the Ad Agreement as amended by this 1st Amendment Agreement.

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Bennett, Coleman & Co. Ltd. 7, Bahadurshah Zafar Marg New Delhi (1)______ (2)______

YATRA ONLINE LIMITED

IN WITNESS WHEREOF the Parties hereto have hereunto set their hands and seals the day and year first above written.

SIGNED AND DELIVERED
BY THE WITHIN NAMED
BENNETT, COLEMAN AND COMPANY LIMITED
BY THE HAND OF MR. SANDEEP GOYAL

(AUTHORIZED SIGNATORY)
Designation: DIRECTOR

IN THE PRESENCE OF:
WITNESS:
NAME AND ADDRESS
ANEESHA GANJU
TIMES HOUSE 7, BSZ MARG
N.D 110103

SIGNED AND DELIVERED
BY THE WITHIN NAMED
YATRA ONLINE LIMITED
BY THE HAND OF MR. ____________

(AUTHORIZED SIGNATORY)
Designation:

IN THE PRESENCE OF: Mayank Laby
WITNESS: Yatra online limited.
NAME AND ADDRESS

(1)________ (2)________

Annexure 1

Details	Rs.
A: Initial Total Commitment	30,00,00,000
B: Down Payment (65% x A)	19,50,00,000
C: Utilisation out of Down Payment	6,56,01,740
D: Total Direct Billing on utilisation out of Down Payment (35% x C)	3,53,24,016
E: Un-utilised Down Payment (B-C)	12,93,98,260
Revised Total Commitment: (C+D+E)	**23,03,24,016**

Bennett, Coleman & Co. Ltd. Bahadur Shah Zafar Marg New Delhi

(1)________ (2)________

YATRA ONLINE LIMITED